SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2001

INTERLAND, INC.

(Exact Name of Registrant as Specified in its Charter)

Minnesota

(State or Other Jurisdiction of
Incorporation)

0-17932 (Commission File Number)	41-1404301 (IRS Employer Identification No.)

303 Peachtree Center Avenue, Suite 500, Atlanta, Georgia (Address of Principal Executive Offices)	30303 (Zip Code)

(404) 720-8301

(Registrant’s Telephone Number, Including Area Code)

1450 Eagle Flight Way, Boise, Idaho 83709

(Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets.
Item 5. Other Events.
Item 7. Financial Statements and Exhibits.
Item 8. Change in Fiscal Year.
SIGNATURE
INDEX TO EXHIBITS
EXHIBIT 4.01
EXHIBIT 4.02
EXHIBIT 99.01

Item 2. Acquisition or Disposition of Assets.

     On August 6, 2001, Interland, Inc., a Minnesota corporation (formerly Micron Electronics, Inc., the “Company”) completed the acquisition of Interland, Inc., a Georgia corporation (“Interland — Georgia”), through the merger of a wholly-owned subsidiary of the Company with and into Interland — Georgia, with Interland — Georgia surviving as a wholly owned subsidiary of the Company (the “Merger”). Simultaneously with the Merger, the Company changed its name from “Micron Electronics, Inc.” to “Interland, Inc.” and changed its Nasdaq stock symbol to “INLD” effective August 7, 2001. The Company headquarters has been relocated to 303 Peachtree Center Ave., Suite 500, Atlanta, GA, 30303. The Merger is intended to be a tax-free reorganization and will be accounted for under the purchase method of accounting.

     In connection with the Merger, the Company issued approximately 41 million shares of Company common stock for all of the issued and outstanding shares of Interland — Georgia. The Company also assumed Interland — Georgia’s outstanding stock options and warrants. Each outstanding Interland — Georgia share was exchanged for 0.861 shares of Company common stock. Each outstanding Interland — Georgia stock option and warrant was converted into Company options or warrants, as applicable, as adjusted to reflect this exchange ratio.

     A press release announcing the completion of the transaction is attached as Exhibit 99.01 to this report.

     Except for the historical information contained on this report, statements in this report may be considered forward-looking statements. These forward-looking statements include, but are not limited to: the expected growth opportunities of the Web hosting market; the expected growth of Interland’s business, including expectations for more rapid growth when the economy improves; certain expected effects of the merger of Micron Electronics and Interland, including the expected doubling in size of Micron Electronics’ hosting business, the expected cash resources of the combined company as of the closing and the achievement of efficiencies and synergies as a result of increased scale; the combined company’s intention to drive toward profitability and to take advantage of the consolidating market; the sufficiency of Interland’s cash resources; Interland’s expectations regarding its future financial results. Actual results may differ materially from those contained in the forward-looking statements in this report. Factors which could affect these forward-looking statements include but are not limited to: failure to achieve the expected benefits of the merger due to, for example, larger than expected expenses associated with the integration of Micron Electronics and Interland or lower than expected cost synergies; the ability of Interland to expand its customer base; the ability of Interland to market its services effectively; the risk that the use of the Internet and the Web hosting industry may not continue to grow at the rate currently expected or that use of the Internet may evolve away from a “hosted-site” model to a “shared-file” model; the willingness of small and medium-sized businesses to outsource their Web hosting and applications hosting services; the impact of competition and Interland’s ability to respond to competitive developments; customer acceptance of new products and services and new versions of existing products; the risk of delay in product development and release dates; risks that Interland may experience difficulties in developing and marketing Internet applications services in the future; risks associated with integrating newly acquired technologies and products and unanticipated costs of such integration; risks associated with attracting, retaining and motivating qualified personnel; the ability to continue to grow Interland’s infrastructure to accommodate additional customers and increased use of its network bandwidth or alternatively Interland’s ability to efficiently utilize current infrastructures and resources in light of shifting hosting paradigms (dedicated and co-location shifting to shared); the ability to expand Interland’s channels of distribution; risks associated with the possible assertion of intellectual property rights by third parties; the ability to achieve expected operating efficiencies in connection with the Interland merger, the ability to operate within budgeted expense levels, risks associated with integrating newly acquired technologies and products and unanticipated costs of such integration, the ability of the combined company to expand its customer base, general economic conditions, the impact of competition, quarterly fluctuations in operating results, the loss of customers with failing businesses, customer acceptance of new products and services, investments in new business opportunities and the impact of liabilities that could carry over from Micron Electronics’ discontinued operations. Certain of these and other risks associated with Interland’s business are discussed in more detail in its public filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. Investors should not place undue reliance on these forward-looking statements.

Item 5. Other Events.

     On August 6, 2001, the Company held a special meeting of its shareholders, at which shareholders approved the issuance of stock in the Merger, an increase in the size of its board of directors from five to eight; amendments to its articles of incorporation to increase the number of authorized shares of capital stock to 200,000,000 shares and change the name of Micron Electronics to “Interland, Inc.”; and amendments to its bylaws to provide that, commencing August 6, 2001, all directors shall hold office for a period of at least two years from that date, and only permit removal for cause during that two year period, and after that two year period, change the term of all the directors to an indefinite term and permit their removal with or without cause. In addition, the Company’s shareholders elected Kenneth Gavranovic, Gregg A. Mockenhaupt and Robert T. Slezak as directors. The Articles of Amendment of the Articles of Incorporation of Micron Electronics, Inc. and the Amendment to the Restated Bylaws are filed with the Securities and Exchange Commission (the “SEC”) as Exhibits 4.01 and 4.02, respectively, to this Current Report on Form 8-K.

Item 7. Financial Statements and Exhibits.

     (a)  Financial statements of business acquired.

     The required financial information of Interland — Georgia is hereby incorporated by reference to the Interland — Georgia Annual Report on Form 10-K for the period ended December 31, 2000, filed with the SEC on March 16, 2001 as amended on May 1, 2001 and the Interland — Georgia Current Report on Form 10-Q for the period ended March 31, 2001 filed with the SEC on May 15, 2001.

     (b)  Pro forma financial information.

     The Company intends to file by amendment the required pro forma financial statements reflecting the acquisition of all of the issued and outstanding capital stock, including stock options, of Interland — Georgia no later than 60 days after the date that this report on Form 8-K must be filed.

     (c)  Exhibits.

2.01	Agreement and Plan of Merger, dated March 22, 2000, among Micron Electronics, Inc., Imagine Acquisition Corporation and Interland, Inc. (incorporated by reference to Exhibit 2.01 to the Micron Electronics, Inc. Current Report on Form 8-K filed on April 10, 2001).
4.01	Amendment to Restated Articles of Incorporation.
4.02	Amendment to Restated Bylaws.
99.01	Press Release issued on August 7, 2001 by Interland, Inc.

Item 8. Change in Fiscal Year.

     At the meeting of board of directors shareholders of the Company held on August 6, 2001, the directors of the Company approved the change of the Company’s fiscal month end which was on a 4-week, 4-week 5-week cycle, to a calendar month end. As a result, the company’s fiscal year will end on August 31 every year. The report covering the transition period of August 30, 2001 to August 31, 2001 will be filed on Form 10-K.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERLAND, INC.

Date: August 7, 2001	By:	/s/ David A. Buckel
David A. Buckel, Senior Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)

INDEX TO EXHIBITS

Exhibit
Number	Description

2.01	Agreement and Plan of Merger, dated March 22, 2000, among Micron Electronics, Inc., Imagine Acquisition Corporation and Interland, Inc. (incorporated by reference to Exhibit 2.01 to the Micron Electronics, Inc. Current Report on Form 8-K filed on April 10, 2001).
4.01	Amendment to Restated Articles of Incorporation.
4.02	Amendment to Restated Bylaws.
99.01	Press Release issued on August 7, 2001 by Interland, Inc.